Exhibit 99

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital Amends its Bank Credit Facility

Philadelphia, PA, March 17, 2003 – PMA Capital (NASDAQ: PMACA) announced today that it has amended its bank credit facility. “We are pleased to report that our banks have agreed to modify certain features of our credit facility to enable us to move forward on executing key components of our capital plan for 2003,” stated John W. Smithson, PMA Capital’s President and Chief Executive Officer. “Today, as we assess the current capital markets opportunities, we remain confident in our ability to execute on our capital plan. While our bank credit facilities over the past six years have been an important component of the capital base supporting our insurance subsidiaries, we have successfully replaced this capital with longer term capital, such as from our equity offering in 2001 and our convertible debt offering in 2002. We recognize the enhancement that more permanent capital brings to the capital base of our insurance subsidiaries.”

Among the more significant changes to the credit facility, we:

o	lowered the obligations by $20 million to the amount currently outstanding of $45 million,

o	increased the borrowing rate by 0.325% to LIBOR plus 2.125%,

o	removed the event of default that would be caused by a decline in our Standard & Poor's senior debt rating to below BBB-, and

o	tempered the financial targets we are required to meet in order for us to automatically term out the Credit Facility to June 30, 2004.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include property and casualty reinsurance, underwritten and marketed through PMA Re, and workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group. For additional information about PMA Capital and its specialty insurance businesses, please visit us at www.pmacapital.com.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Statements made in this press release that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

o	changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;

o

regulatory or tax changes, including changes in risk-based capital or other regulatory standards that affect the cost of, or demand for, the Company’s products or otherwise affect the ability of the Company to conduct its business;

o	competitive conditions that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

o	ability to implement and maintain rate increases;

o	the effect of changes in workers’compensation statutes and their administration, which may affect the rates that we can charge and the manner in which we administer claims;

o	the Company’s ability to predict and effectively manage claims related to insurance and reinsurance policies;

o	the lowering or loss of one or more of the financial strength, claims paying or debt ratings of the Company and/or its subsidiaries;

o	adequacy of reserves for claim liabilities;

o	adverse property and casualty loss development for events the Company insured in prior years;

o	the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attack on the World Trade Center;

o	uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;

o	adequacy and collectibility of reinsurance purchased by the Company;

o	severity of natural disasters and other catastrophes, including future acts of terrorism in connection with insurance or reinsurance polices;

o	reliance on key management;

o	uncertainties related to possible terrorist activities or international hostilities; and

o	other factors disclosed from time to time in the Company’s most recent Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission.

Investors should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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